AMENDED AND RESTATED ADVISORY AGREEMENT

BY AND AMONG

PHILLIPS EDISON GROCERY CENTER REIT II, INC.,

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP II, L.P. and

PHILLIPS EDISON NTR II, LLC

Effective as of September 1, 2017

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21.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION	15

22.	INCORPORATION OF THE ARTICLES OF INCORPORATION AND THE OPERATING PARTNERSHIP AGREEMENT	15

23.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP	15

24.	INDEMNIFICATION BY ADVISOR	16

25.	NOTICES	17

26.	MODIFICATION	17

27.	SEVERABILITY	18

28.	GOVERNING LAW	18

29.	ENTIRE AGREEMENT	18

30.	NO WAIVER	18

31.	PRONOUNS AND PLURALS	18

32.	HEADINGS	18

33.	EXECUTION IN COUNTERPARTS	18

34.	THIRD PARTY BENEFICIARIES	18

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AMENDED AND RESTATED ADVISORY AGREEMENT
 THIS AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), effective as of September 1, 2017, is entered into among Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation (the “Company”), Phillips Edison Grocery Center Operating Partnership II, L.P., a Delaware limited partnership (the “Operating Partnership”), and Phillips Edison NTR II, LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Company is a Maryland corporation created in accordance with Maryland General Corporation Law and intends to qualify as a REIT (as defined below);

WHEREAS, the Company is the sole member of PE Grocery Center OP GP II LLC, the general partner of the Operating Partnership;

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement dated as of December 3, 2015 (the “Original Agreement”);

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain First Amendment to the Advisory Agreement effective as of March 22, 2016;

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Second Amendment to the Advisory Agreement effective as of August 2, 2016;

WHEREAS, the Company, the Partnership and the Advisor desire to amend and restate the Original Agreement;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor (as defined below) is willing to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            DEFINITIONS.   As used in this Agreement, the following terms have the definitions set forth below:

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor or any of their Affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, brokerage fees, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

“Acquisition Fee” means the fee payable to the Advisor or its Affiliates pursuant to Section 11(a).

“Advisor” means Phillips Edison NTR II, LLC, a Delaware limited liability company, any successor advisor to the Company and the Operating Partnership, or any Person to which Phillips Edison NTR II, LLC or any successor advisor subcontracts substantially all its functions. Notwithstanding the foregoing, a Person hired or retained by Phillips Edison NTR II, LLC to perform property management and related services for the Company or

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the Operating Partnership that is not hired or retained to perform substantially all the functions of Phillips Edison NTR II, LLC with respect to the Company and the Operating Partnership as a whole shall not be deemed to be an Advisor.

“Affiliate” or “Affiliated” means with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such Person; (ii) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.  For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble, and such term shall include any amendment or supplement hereto from time to time.

“Annual Subordinated Performance Fee” means the fees payable to the Advisor or its assignees pursuant to Section 11(e).

“Articles of Incorporation” means the charter of the Company, as the same may be amended from time to time.

“Asset Management Fee” means the fee payable to the Advisor pursuant to Section 11(h).

“Average Invested Assets” has the meaning set forth in the Corporate Governance Guidelines.  For an equity interest owned in a Joint Venture, the calculation of Average Invested Assets shall take into consideration the underlying Joint Venture’s aggregate book value for the equity interest.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Bylaws” means the bylaws of the Company, as amended and as the same are in effect from time to time.

“Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor, or (ii) if any of the following events occur:  (A) the Advisor shall breach any material provision of this Agreement, and after written notice of such breach, shall not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which shall be completed with reasonable diligence; (B) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or (C) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

“Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if:  (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force

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on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock” means the shares of the Company’s common stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of an asset which is reasonable, customary and competitive in light of the size, type and location of the asset.

“Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.
“Contract Purchase Price” has the meaning set forth in the Corporate Governance Guidelines.

“Contract Sales Price” means the total consideration received by the Company for the sale of an Investment.

“Corporate Governance Guidelines” means the Corporate Governance Guidelines adopted by the Board on August 2, 2016, as amended from time to time.

“Cost of Assets” means, with respect to a Real Estate Asset, the purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs, but shall exclude Acquisition Fees associated with such Real Estate Asset. Excluded from Cost of Assets is the purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs with respect to any Real Estate Asset held by the TPG Joint Venture or a subsidiary thereof.

“Director” means a director of the Company.

“Disposition Fees” means the fees payable to the Advisor pursuant to Section 11(c).

“Distributions” means any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes.

“Excess Amount” has the meaning set forth in Section 14.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Expense Year” has the meaning set forth in Section 14.

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“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Good Reason ” means:  (i) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.

“Indemnitee” has the meaning set forth in Section 23.

“Independent Director” has the meaning set forth in the Corporate Governance Guidelines.

“Investments” means any investments by the Company or the Operating Partnership, directly or indirectly, in Real Estate Assets, Real Estate Related Loans or any other asset, but excluding any investments in Real Estate Assets, Real Estate Related Loans or any other asset by the TPG Joint Venture or a subsidiary thereof.

“Joint Ventures” means the joint venture or partnership or other similar arrangements (other than between the Company and the Operating Partnership) in which the Company or the Operating Partnership or any of their subsidiaries is a co-venturer, limited liability company member, limited partner or general partner, which are established to acquire or hold Investments.

“Listing” means the listing of the Common Stock on a national securities exchange, or the inclusion of the Common Stock for trading in the over-the-counter-market.

“Loans” means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

“Net Income” means, for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

“Net Sales Proceeds” means, in the case of a transaction described in clause (i) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (iii) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (iv) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (v) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. Net Sales Proceeds shall also include Refinancing Proceeds and any other amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company, which shall be determined by the Board in its sole discretion.

“Notice” has the meaning set forth in Section 25.

“Operating Partnership” has the meaning set forth in the preamble.

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“Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of January 22, 2015 (as it may be amended from time to time), among the Company, PE Grocery Center OP GP II LLC and Phillips Edison Special Limited Partner II LLC as the same may be amended from time to time.

“OP Units” means units of limited partnership interest in the Operating Partnership.

“PECO Member” shall mean PECO Value Added Grocery Manager, LLC.

“Person” has the meaning set forth in the Corporate Governance Guidelines.

“Real Estate Assets” means any investment by the Company or the Operating Partnership in unimproved and improved Real Property (including fee or leasehold interests, options and leases), directly, through one or more subsidiaries or through a Joint Venture (net of any interest held in such investment by a partner or member of a joint venture unaffiliated with the Partnership).

“Real Estate Related Loans” means any investments in mortgage loans and other types of real estate related debt financing, including, mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by the Company or the Operating Partnership, directly, through one or more subsidiaries or through a Joint Venture.

“Real Property” means (i) land, (ii) rights in land (including leasehold interests), and (iii) any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Refinancing Proceeds” means the proceeds of the refinancing of any indebtedness of the Company, less the amount of expenses incurred by or on behalf of the Company in connection with such refinancing.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both, as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Sale” or “Sales” means any transaction or series of transactions whereby: (i) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Assets, Loan or other Investment or portion thereof, including the lease of any Real Estate Assets consisting of a building only, and including any event with respect to any Real Estate Assets that gives rise to a significant amount of insurance proceeds or condemnation awards; (ii) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all the direct or indirect interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer, member or partner; (iii) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer, member or partner sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Assets or portion thereof, including any event with respect to any Real Estate Assets, Loans or other Investments which gives rise to insurance claims or condemnation awards; (iv) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its direct or indirect interest in any Real Estate Related Loans or portion thereof (including with respect to any Real Estate Related Loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (v) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in

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clauses (i) through (v) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

Excluded from the foregoing definition shall be any transaction or series of transactions whereby: (i) the Company or the Operating Partnership directly or indirectly sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Assets, Loan or other Investment or portion thereof to the TPG Joint Venture or a subsidiary thereof; and (ii) the TPG Joint Venture directly or indirectly sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Assets, Loan or other Investment or portion thereof, including any event with respect to any Real Estate Assets, Loans or other Investments which gives rise to insurance claims or condemnation awards.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Shares” means the shares of beneficial interest or of common stock of the Company of any class or series, including Common Stock, that has the right to elect the Directors of the Company.

“Sponsor” means Phillips Edison Limited Partnership, a Delaware limited partnership.

“Stockholders” means the holders of record of the Shares as maintained on the books and records of the Company or its transfer agent.

“Subordinated Participation Interest” means a profits interest in the Operating Partnership designated as a Class B Unit in accordance with the terms of the Operating Partnership Agreement.

“Termination Date” means the date of termination of this Agreement.

“Total Operating Expenses” has the meaning set forth in the Corporate Governance Guidelines.

“TPG Joint Venture” shall mean the Joint Venture named Phillips Edison Value Added Grocery Venture, LLC by and among PECO Member, PE OP II Value Added Grocery, LLC and TPG RE II Electricity SPV, LP.

“2%/25% Guidelines” has the meaning set forth in Section 14.

2.            APPOINTMENT.   The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and subject to the conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

3.            DUTIES OF THE ADVISOR.   The Advisor will use commercially reasonable efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.  In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation, Bylaws and the Operating Partnership Agreement, the Advisor will either directly or by engaging an Affiliate or a third-party, perform the following duties:

(a)           serve as the Company’s and the Operating Partnership’s investment and financial advisor;

(b)           provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership;

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(c)    investigate, select and, on behalf of the Company and the Operating Partnership, engage and conduct business with and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder (including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, property managers, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing), including Affiliates of the Advisor and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services (including entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing);

(d)           consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

(e)           subject to the provisions of Section 4, (i) participate in formulating an investment strategy and asset allocation framework; (ii) locate, analyze and select potential Investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv)  research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee, supervise and evaluate Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; (xii) recommend various liquidity events to the Board when appropriate; and (xiii) source and structure Real Estate Related Loans;

(f)           upon request, provide the Board with periodic reports regarding prospective investments;

(g)           make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;

(h)           negotiate on behalf of the Company and the Operating Partnership with banks or other lenders for Loans to be made to the Company, the Operating Partnership or any of their subsidiaries, and negotiate with investment banking firms and broker-dealers on behalf of the Company, the Operating Partnership or any of their subsidiaries, or negotiate private sales of Shares or obtain Loans for the Company, the Operating Partnership or any of their subsidiaries, but in no event in such a manner so that the Advisor shall be acting as broker-dealer or underwriter; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company, the Operating Partnership or any of their subsidiaries;

(i)           obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;

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(j)    from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(k)           provide the Company and the Operating Partnership with all necessary cash management services;

(l)           deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;

(m)           notify the Board of all proposed material transactions before they are completed;

(n)           effect any private placement of OP Units, tenancy-in-common (“TIC”) or other interests in Investments as may be approved by the Board;

(o)           perform investor-relations and Stockholder communications functions for the Company;

(p)           render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein;

(q)           maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies;

(r)           do all things reasonably necessary to assure its ability to render the services described in this Agreement;

(s)           intentionally omitted;

(t)           intentionally omitted;

(u)    from time to time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company and the Operating Partnership under this Agreement;

(v)    make reports to the Independent Directors each quarter of the investments that have been made by other programs sponsored by the Advisor or any of its Affiliates, as well as any investments that have been made by the Advisor or any of its Affiliates directly, in each case to the extent such investments constitute a conflict of interest or a potential conflict of interest with the investment policies and objectives of the Company;

(w)    manage and coordinate with the transfer agent the monthly distribution process and payments to Stockholders;

(x)    provide the Company’s officers and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including compliance with the Sarbanes Oxley Act of 2002;

(y)    consult with the Company’s officers and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto; and

(z)    perform all reporting, record keeping, internal controls and similar matters in a manner that allows the Company to comply with applicable law, including federal and state securities laws and the Sarbanes Oxley Act of 2002.

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Notwithstanding the foregoing or anything else that may be to the contrary in this Agreement, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or its Affiliates remain responsible for the performance of the duties set forth in this Section 3.

4.            AUTHORITY OF ADVISOR.

(a)           Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 9), and subject to the continuing and exclusive authority of the Board over the supervision of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to perform the services described in Section 3.

(b)           Notwithstanding anything herein to the contrary, all Investments will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board specified by the Board, as the case may be.

(c)           If a transaction requires approval by the Independent Directors, the Advisor or its Affiliates or assignees, as applicable, will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction.

(d)           The Board may, at any time upon the giving of Notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.            FIDUCIARY RELATIONSHIP.   The Advisor, as a result of its relationship with the Company and the Operating Partnership pursuant to this Agreement, has a fiduciary responsibility and duty to the Company, the Stockholders, the Operating Partnership and the partners of the Operating Partnership.

6.            NO PARTNERSHIP OR JOINT VENTURE.   The parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

7.            BANK ACCOUNTS.   The Advisor may establish and maintain one or more bank accounts in the name of the Company or the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve; provided, that no funds shall be commingled with the funds of the Advisor; and, upon request, the Advisor shall render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

8.            RECORDS AND FINANCIAL STATEMENTS.   The Advisor, in the conduct of its responsibilities to the Company and the Operating Partnership, shall maintain adequate and separate books and records for the Company’s and the Operating Partnership’s operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company and the Operating Partnership and shall be available for inspection by the Board and by counsel, auditors and other authorized agents of the Company and the Operating Partnership, at any time or from time to time during normal business hours. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s and the Operating Partnership’s assets from theft, error or fraudulent activity. All financial statements that the Advisor delivers to the Company and the Operating Partnership shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports that by their nature require a deviation from GAAP. The Advisor shall liaise with the Company’s officers and independent auditors and shall provide such officers and auditors with the reports and other information that the Company so requests.

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9.    LIMITATIONS ON ACTIVITIES.   Notwithstanding anything herein to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment, or in the sole judgment of the Company, made in good faith, would (a) adversely affect the status of the Company as a REIT, unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) require the Advisor to register as a broker-dealer with the Securities and Exchange Commission or any state, (d) violate the Articles of Incorporation or Bylaws of the Company, or (e) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or the Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board.  In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

10.    INVESTMENT OPPORTUNITIES AND ALLOCATIONS.   The Advisor shall use commercially reasonable efforts to present investment opportunities to the Company that are consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of the character that, if presented to the Company, could be taken by the Company.

11.         FEES.

(a)            Acquisition Fee.  Subject to Section 11(b), the Company shall pay an Acquisition Fee to the Advisor, its Affiliates or assignees as compensation for services rendered in connection with the investigation, selection, development, construction and acquisition (by purchase, investment or exchange) of Investments. If the Advisor is terminated without Cause pursuant to Section 19(a), the Advisor or its Affiliates shall be entitled to an Acquisition Fee for any Investments acquired after the Termination Date for which a contract to acquire any such Investment had been entered into at or prior to the Termination Date. The total Acquisition Fee payable to the Advisor or its Affiliates shall equal 0.85% of the Contract Purchase Price of each Investment.  The purchase price allocable for an Investment held through a Joint Venture shall equal the product of (i) the Contract Purchase Price of the Investment and (ii) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership.  For purposes of this Section 11(a), “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such equity interests.  The Company shall pay to the Advisor or its Affiliates the Acquisition Fee promptly upon the closing of the Investment.

(b)            Limitation on Total Acquisition Fees and Acquisition Expenses.

(i) The total of all Acquisition Fees (as defined in the Corporate Governance Guidelines) and Acquisition Expenses payable in connection with the Company’s total portfolio of Investments and reinvestments, if any, shall be reasonable and shall not exceed an amount equal to four and one-half percent (4.5%) of the Contract Purchase Price of the Company’s total portfolio of Investments or four and one-half percent (4.5%) of the amount advanced for the Company’s total portfolio of Investments.

(ii) In accordance with the Corporate Governance Guidelines, the total of all Acquisition Fees and Acquisition Expenses payable in connection with any Investment or any reinvestment shall be reasonable and shall not exceed an amount equal to four and one-half percent (4.5%) of the Contract Purchase Price of the Investment or four and one-half percent (4.5%) of the amount advanced for any Investment; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

(c)            Disposition Fees.  In connection with a Sale in which the Advisor or any of its Affiliates provides a substantial amount of services, as determined by the Independent Directors, the Company shall pay to the

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Advisor or its assignees a Disposition Fees up to the lesser of (i) 1.7% of the Contract Sales Price and (ii) one-half of the Competitive Real Estate Commission paid if a non-Affiliate broker is also involved; provided, however, that in no event may the Disposition Fees paid to the Advisor, its Affiliates and non-Affiliates, exceed the lesser of six percent (6.0%) of the Contract Sales Price and a Competitive Real Estate Commission.

(d)            Intentionally omitted.

(e)            Annual Subordinated Performance Fee. The Company may pay the Advisor, its Affiliates or its assignees an Annual Subordinated Performance Fee calculated on the basis of the total return to Stockholders, payable annually in arrears in any year in which the Company’s total return on Stockholders’ capital contributions exceeds six percent (6%) per annum, in an amount equal to 12.75% of the excess total return, provided, that the Annual Subordinated Performance Fee shall not exceed 8.5% of the aggregate total return for such year. The Annual Subordinated Performance Fee may only be paid from Net Sales Proceeds.

(f)           Payment of Fees.   In connection with the Acquisition Fee, Disposition Fee and Annual Subordinated Performance Fee, the Company shall pay such fees to the Advisor or its Affiliates in cash, in Shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. For the purposes of the payment of any fees in Shares, each Share shall be valued by the Board in good faith (A) at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor or similar FINRA rule), or (B) if no such rule shall then exist, at the fair market value thereof.

(g)            Intentionally omitted.

(h)            Asset Management Fee.   The Company shall pay the Advisor or its assignees as compensation for the asset management services described in Section 3 hereof a monthly fee (the “Asset Management Fee”) in an amount equal to 0.0566695% multiplied by the Cost of Assets as of the last day of the preceding monthly period. The Asset Management Fee shall be payable monthly in arrears on the first business day of each month. The Advisor shall submit an invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period. The Asset Management Fee will be appropriately prorated for any partial month.

In addition, the Company shall cause the Operating Partnership to periodically issue Subordinated Participation Interests in the Operating Partnership to the Advisor or its assignees, pursuant to the terms and conditions contained in the Operating Partnership Agreement, in connection with the Advisor’s (its Affiliates’ or its assignees’) management of the Operating Partnership’s assets.

12.           EXPENSES.

(a)           In addition to the compensation paid to the Advisor pursuant to Section 11, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for the expenses paid or incurred by the Advisor or its Affiliates in connection with the services they provide to the Company and the Operating Partnership pursuant to this Agreement, as set forth below:

(i)             Intentionally omitted;

(ii)           Acquisition Expenses, subject to the limitation set forth in Section 11(b);

(iii)          the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;

(iv)          interest and other costs for Loans, including discounts, points and other similar fees;

(v)           taxes and assessments on income of the Company or Investments;

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(vi)    costs associated with insurance required in connection with the business of the Company or by the Board;

(vii)         expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)        all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix)          expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(x)           expenses connected with payments of Distributions;

(xi)          expenses of organizing, revising, amending, converting, modifying or terminating the Company, the Operating Partnership or any subsidiary thereof or the Articles of Incorporation, Bylaws, Corporate Governance Guidelines or governing documents of the Operating Partnership or any subsidiary of the Company or the Operating Partnership;

(xii)         expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)        administrative service expenses, including costs and expenses incurred by the Advisor or its Affiliates in fulfilling its duties hereunder, including reasonable salaries and wages, benefits and overhead of all employees of the Advisor or its Affiliates directly involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee; and

(xiv)        audit, accounting and legal fees.

(b)           Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership or in connection with the services provided by the Advisor hereunder and payable pursuant to this Section 12 shall be reimbursed, no less than monthly, to the Advisor in the manner and proportion directed by the Advisor.

13.          OTHER SERVICES.    Should the Board request that the Advisor or any director, officer, employee or assignee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, as applicable, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation and Corporate Governance Guidelines, and shall not be deemed to be services pursuant to the terms of this Agreement.

14.          REIMBURSEMENT TO THE ADVISOR.    The Company shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses incurred by the Advisor for the four (4) consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) for such year.  Any Excess Amount paid to the Advisor, during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter.  If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that there shall be sent to the Stockholders a written disclosure of such fact (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a

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Current Report on Form 8-K with the SEC within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified.  Such determination shall be reflected in the minutes of the meetings of the Board.  All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

15.          OTHER ACTIVITIES OF THE ADVISOR.   Except as set forth in this Section 15, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Sponsor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement.  The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service.  Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.  If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their reasonable best efforts to apply such method fairly to the Company.

16.    VOTING AGREEMENT.
(a)     The Company shall have no obligation to take any action necessary to cause a representative of the Advisor to be a member of the Board of Directors of the Company.
(b)     The Advisor agrees that, with respect to any Shares now or hereinafter owned by it, the Advisor will not vote or consent on matters submitted to the stockholders of the Company regarding (i) the removal of the Advisor or any Affiliate of the Advisor or (ii) any transaction between the Company and the Advisor or any of its Affiliates. This voting restriction shall survive until such time that the Advisor is no longer serving as such.
17.    THE PHILLIPS EDISON AND PECO NAMES. The Advisor and its Affiliates have or may have a proprietary interest in the names “Phillips Edison” and “PECO.” The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in any of the names “Phillips Edison” and “PECO,” a non‑transferable, non‑assignable, non‑exclusive royalty‑free right and license to use the names “Phillips Edison” and “PECO” during the term of this Agreement. The Company agrees that the Advisor and its Affiliates will have the right to approve of any use by the Company of the names “Phillips Edison” and “PECO,” such approval not to be unreasonably withheld or delayed. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the names “Phillips Edison” and “PECO” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain any of the names “Phillips Edison” and “PECO” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to any of the names “Phillips Edison” or “PECO.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or

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more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having any of the names “Phillips Edison” or “PECO” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the names “Phillips Edison” or “PECO” licensed hereunder or the use thereof (including without limitation as to whether the use of the name “Phillips Edison” or “PECO” will be free from infringement of the intellectual property rights of third parties). Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the names “Phillips Edison” or “PECO.”
18.          TERM OF AGREEMENT.   This Agreement shall continue in force until January 22, 2018.  Thereafter, the Agreement may be renewed for an unlimited number of successive terms not to exceed one year each upon mutual consent of the parties. The Board (including a majority of the Independent Directors) will evaluate the performance of the Advisor annually.

19.          TERMINATION BY THE PARTIES.   This Agreement may be terminated immediately by the Independent Directors of the Company, without Cause and without penalty, upon thirty (30) days’ written notice to the Advisor; provided, however, that the Company may accelerate the termination of this Agreement if an earlier termination is necessary to allow the Company to draw funds from any Company-level debt facility and the Company provides notice to the Advisor of the need for such earlier termination. This Agreement may be terminated upon sixty (60) days’ prior written notice (a) by the Advisor, without Cause and without penalty, (b) by the Advisor for Good Reason, or (c) by the Advisor upon a Change of Control; provided, that termination of this Agreement with Cause shall be upon forty-five (45) days’ prior written notice.  The provisions of Sections 17 and 21 through 34 (inclusive) of this Agreement shall survive any expiration or earlier termination of this Agreement.

20.          ASSIGNMENT TO AN AFFILIATE.   This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors).  The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors.  This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a Person which is a successor to all the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as applicable, is bound by this Agreement.

21.          PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)             Amounts Owed.  After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the Termination Date all amounts then accrued and owing to the Advisor, including all its interest in the Company’s income, losses, distributions and capital by payment of an amount equal to the then-present fair market value of the Advisor’s, subject to the 2%/25% Guidelines to the extent applicable. In the event that the termination of this Agreement is accelerated by the Company as permitted under Section 19, the Company shall continue to pay to the Advisor the fees contemplated under this Agreement during the 30-day period that follows the Company’s delivery to the Advisor of its initial written notice of termination.

(b)            Advisor’s Duties.  The Advisor shall promptly upon termination of this Agreement:

(i)           pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

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(ii)    deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)         deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv)         cooperate with the Company and the Operating Partnership to provide an orderly management transition.

22.         INCORPORATION OF THE ARTICLES OF INCORPORATION, CORPORATE GOVERNANCE GUIDELINES AND THE OPERATING PARTNERSHIP AGREEMENT.  To the extent that the Articles of Incorporation, the Corporate Governance Guidelines or the Operating Partnership Agreement as in effect on the date hereof impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

23.          INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.

(a)           The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless the Advisor and its Affiliates, as well as their respective officers, directors, equity holders, members, partners, stockholders, other equity holders and employees (collectively, the “Indemnitees,” and each, an “Indemnitee”), from and against all losses, claims, damages, losses, joint or several, expenses (including reasonable attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts (collectively, “Losses,” and each, a “Loss”) arising in the performance of their duties hereunder, including reasonable attorneys’ fees, to the extent such Losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the Corporate Governance Guidelines. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any Loss suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any Loss suffered by the Company and the Operating Partnership, unless all the following conditions are met:

(i)           the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(ii)          the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;

(iii)         such Loss was not the result of negligence or willful misconduct by the Indemnitee; and

(iv)        such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

(b)           Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any Losses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

(i)           there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(ii)         such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(iii)         a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the

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request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.

(c)           In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied:

(i)           the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

(ii)          the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(iii)         the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

24.          INDEMNIFICATION BY ADVISOR.   The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from Losses, including reasonable attorneys’ fees to the extent that such Losses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

The Advisor, on behalf of PECO Member, shall indemnify and hold harmless the Company and the Operating Partnership from Losses, including reasonable attorneys’ fees, to the extent that such Losses are not fully reimbursed by insurance and are incurred by reason of PECO Member’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties as Manager (as defined in the operating agreement of Phillips Edison Value Added Grocery Venture, LLC) of the TPG Joint Venture; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by PECO Member in connection with the TPG Joint Venture.

25.          NOTICES.   Any notice, report or other communication (each a “Notice”) required or permitted to be given hereunder shall be in writing unless some other method of giving such Notice is required by the Articles of Incorporation, the Bylaws, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

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To the Company:	Phillips Edison Grocery Center REIT II, Inc.
11501 Northlake Drive
Cincinnati, Ohio 45249
Attention: R. Mark Addy, Co-President and Chief Operating Officer

with a copy to:

DLA Piper LLP (US)
4141 Parklake Drive, Suite 300
Raleigh, North Carolina 27612
Attention: Robert Bergdolt, Esq.

To the Operating Partnership:	Phillips Edison Grocery Operating Partnership II, L.P.
11501 Northlake Drive
Cincinnati, Ohio 45249
Attention: R. Mark Addy

with a copy to: DLA Piper LLP (US) 4141 Parklake Drive, Suite 300 Raleigh, North Carolina 27612 Attention: Robert Bergdolt, Esq.

To the Advisor:	Phillips Edison NTR II LLC
11501 Northlake Drive
Cincinnati, OH 45249
Attention: R. Mark Addy

with a copy to:

DLA Piper LLP (US)
4141 Parklake Drive, Suite 300
Raleigh, North Carolina 27612
Attention: Robert Bergdolt, Esq.

Any party may at any time give Notice in writing to the other parties of a change in its address for the purposes of this Section 25.

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26.          MODIFICATION.   This Agreement shall not be amended, supplemented, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

27.          SEVERABILITY.   The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

28.         GOVERNING LAW.   The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

29.          ENTIRE AGREEMENT.   This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

30.          NO WAIVER.   Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

31.         PRONOUNS AND PLURALS.   Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

32.          HEADINGS.   The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

33.          EXECUTION IN COUNTERPARTS.   This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

34.    THIRD PARTY BENEFICIARIES. Except for those Persons entitled to indemnification under Section 23 who shall be third party beneficiaries of this Agreement, no other Person is a third party beneficiary of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Phillips Edison Grocery Center REIT II, Inc. By: /s/ R. Mark Addy R. Mark Addy, President
Phillips Edison Grocery Center Operating Partnership II, L.P. By: Phillips Edison Grocery Center REIT II, Inc., its general partner By: /s/ R. Mark Addy R. Mark Addy, President
Phillips Edison NTR II LLC By: /s/ R. Mark Addy R. Mark Addy, President

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